United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

eGain Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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eGAIN COMMUNICATIONS

CORPORATION

345 East Middlefield Road

Mountain View, CA 94043

(650) 230-7500

October 20, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of eGain Communications Corporation that will be held on November 12, 2009, at 4:00 P.M., Pacific Time, at 345 East Middlefield Road, Mountain View, California 94043.

The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES MAY NOT BE VOTED WITH RESPECT TO EACH OF THE PROPOSALS UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of eGain’s 2009 Annual Report to Stockholders on Form 10-K is also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Ashutosh Roy

Chief Executive Officer

eGAIN COMMUNICATIONS CORPORATION

Notice of Annual Meeting of Stockholders

to be held November 12, 2009

To the Stockholders of eGain Communications Corporation:

The Annual Meeting of Stockholders of eGain Communications Corporation, a Delaware corporation (“eGain”), will be held at 345 East Middlefield Road, Mountain View, California 94043, on November 12, 2009, at 4:00 P.M., Pacific Time, for the following purposes:

1.	To elect directors to serve until the 2010 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

2.	To approve an amendment to eGain’s 2005 Stock Incentive Plan to increase the number of shares available for issuance thereunder from 460,000 shares to 1,460,000 shares, to approve the material terms of our 2005 Stock Incentive Plan, solely to preserve our ability to receive corporate income tax deduction that may otherwise be disallowed pursuant to Internal Revenue Code Section 162(m) and to make certain additional changes to the 2005 Stock Incentive Plan to reflect changes in the California Corporations Code.

3.	To ratify the appointment of Burr, Pilger & Mayer, LLP as eGain’s independent registered public accounting firm; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

Stockholders of record as of the close of business on September 22, 2009 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at eGain’s offices, 345 East Middlefield Road, Mountain View, California 94043, ten days prior to the meeting.

It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors,

Stanley F. Pierson

Secretary

Mountain View, California

October 20, 2009

eGAIN COMMUNICATIONS CORPORATION

345 East Middlefield Road

Mountain View, CA 94043

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of eGain Communications Corporation, a Delaware corporation (“eGain” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of eGain to be held at 345 East Middlefield Road, Mountain View, California 94043, on November 12, 2009, at 4:00 P.M., Pacific Time, and any postponement or adjournment thereof (the “Annual Meeting”). The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of eGain a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted “FOR” the election of the five nominees for director listed in this Proxy Statement, “FOR” approval of the proposal referred to in Item 2 in the Notice of Annual Meeting and described in this Proxy Statement and “FOR” approval of the proposal referred to in Item 3 in the Notice of Annual Meeting and described in this Proxy Statement.

Stockholders of record at the close of business on September 22, 2009 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the close of business on that date, eGain had 22,213,223 shares of common stock, $0.001 par value (the “common stock”), outstanding. The presence in person or by proxy of the holders of a majority of eGain’s outstanding shares of common stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of common stock is entitled to one vote for each share held as of the Record Date.

Directors are elected by a plurality vote. The five nominees for director who receive the most votes cast in their favor will be elected to serve as a director. Other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

The expense of printing, mailing proxy materials and solicitation of proxies will be borne by eGain. eGain will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the common stock. No additional compensation will be paid to such persons for such solicitation.

This Proxy Statement, the accompanying form of proxy and the Annual Report to Stockholders on Form 10-K for the fiscal year ended June 30, 2009, including financial statements, are being mailed to stockholders on or about October 20, 2009.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-paid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on November 12, 2009.

This Proxy Statement for our Annual Meeting, proxy card and our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 are available on our website at http://proxy.egain.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Board of Directors proposes the election of five directors of eGain to serve until the 2010 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

Names of the nominees and certain biographical information about them are set forth below:

Ashutosh Roy, age 43, co-founded eGain and has served as Chief Executive Officer and a Director of eGain since September 1997 and as President and Chief Executive Officer since October 1, 2003. From May 1995 through April 1997, Mr. Roy served as Chairman of WhoWhere? Inc., an Internet-services company co-founded by Mr. Roy. From June 1994 to April 1995, Mr. Roy co-founded Parsec Technologies, a call center company based in New Delhi, India. From August 1988 to August 1992, Mr. Roy worked as a software engineer at Digital Equipment Corp. Mr. Roy holds a B.S. in Computer Science from the Indian Institute of Technology, New Delhi, a Masters degree in Computer Science from Johns Hopkins University and an M.B.A. from Stanford University.

Gunjan Sinha, age 42, co-founded eGain and has served as a Director of eGain since inception in September 1997 and as President of eGain from January 1, 1998 until September 30, 2003. Since October 1, 2003, Mr. Sinha has served as Chairman of MetricStream Inc., a supplier of software applications for enterprise quality and compliance management. From May 1995 through April 1997, Mr. Sinha served as President of WhoWhere? Inc., an Internet-services company co-founded by Mr. Sinha. Prior to co-founding WhoWhere? Inc., Mr. Sinha was a hardware developer of multiprocessor servers at Olivetti Advanced Technology Center. In June 1994, Mr. Sinha co-founded Parsec Technologies. Mr. Sinha holds a degree in Computer Science from the Indian Institute of Technology, New Delhi, a Masters degree in Computer Science from UC Santa Cruz, and a Masters degree in Engineering Management from Stanford University.

Mark A. Wolfson, age 57, has served as a Director of eGain since June 1998. Dr. Wolfson has served as a Managing Partner of Oak Hill Capital Management, Inc. since 1998 and a Vice-President of Keystone, Inc. since 1995. Since 2001, Dr. Wolfson has held the title of Consulting Professor at the Stanford University Graduate School of Business, where he has been a faculty member since 1977, including a three-year term as Associate Dean, and formerly held the title of Dean Witter Professor. Dr. Wolfson serves on the board of directors of Accretive Healthcare and Financial Engines. Dr. Wolfson holds a Ph.D. from the University of Texas, Austin and a B.S. and Masters Degree from the University of Illinois.

David S. Scott, age 30, is a Principal of Oak Hill Capital Managements, Inc. Prior to joining Oak Hill in 2002, Mr. Scott worked at the Blackstone Group in their Mergers & Acquisitions Group from 2000 to 2002. He also serves on the board of directors of Ability Resources, Inc. and the Regional Council for the National Parks Conservation Association (Pacific Region). Mr. Scott holds a B.A. and a B.S. from the University of Pennsylvania.

Phiroz P. Darukhanavala, age 61, has served as a member of eGain’s Board of Directors since September 2000. Dr. Darukhanavala has served in various capacities with BP Amoco p.l.c. and The British Petroleum Company since 1975, most recently as Vice President and Chief Technology Officer for Group Digital business. Before assuming his current position, Dr. Darukhanavala was Director of Global IT Services for the BP Group responsible for the rollout of the Common Operating Environment project worldwide and IT Functional Chief for BP-Exploration. Dr. Darukhanavala has also served as CIO of BP-Alaska and Director of BP-Exploration Business Systems. Dr. Darukhanavala holds a Ph.D. and M.S. degrees in Operations Research from Case Western Reserve University in Cleveland, Ohio.

Director Independence

The Board of Directors has determined that, except for Mr. Roy, each individual who currently serves as a member of the Board of Directors is an “independent director” within the meaning of the rules of The NASDAQ Stock Market and the Securities and Exchange Commission. Mr. Roy is not considered independent as he is employed by eGain as its Chief Executive Officer.

Board Meetings and Committees

The Board of Directors held five meetings during fiscal 2009. Each director, with the exception of Dr. Darukhanavala, and Mr. Sinha attended or participated in 75% or more of the meetings of the Board of Directors and of the committees on which such director’s serve. Ashutosh Roy attended the 2008 annual meeting of stockholders.

The Board of Directors has appointed a Compensation Committee, a Stock Option Committee, a Nominating and Corporate Governance Committee and an Audit Committee.

The members of the Compensation Committee are three independent directors, David G. Brown, Phiroz P. Darukhanavala and Mark A. Wolfson. One meeting was held for the Compensation Committee during fiscal 2009. The Compensation Committee’s functions are to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of eGain. The Compensation Committee operates under the Compensation Committee Charter adopted by the Board in October 2004. The charter is available at the Company’s website at http://www.egain.com/docs/corporate/egain_compensation_charter.pdf.

The members of the Stock Option Committee are Ashutosh Roy and Dr. Wolfson. The Stock Option Committee held one meeting in fiscal 2009 and took certain actions by written consent. The Stock Option Committee’s functions are to grant options to eGain’s employees and other service providers, consistent with eGain’s compensation policies and practices.

The members of the Nominating and Corporate Governance Committee are Mr. Brown, Dr. Darukhanavala, Dr. Wolfson and Mr. Sinha, each of whom has been determined to be independent in accordance with the rules of The NASDAQ Stock Market and the Securities and Exchange Commission. One meeting was held for the Nominating and Corporate Governance Committee during fiscal 2009. The Nominating and Corporate Governance Committee’s primary functions are to seek and recommend to the Board qualified candidates for election to the Board and to oversee matters of corporate governance, including the evaluation of the Board’s performance and processes, and assignment and rotation of members of the committees established by the Board. The Nominating and Corporate Governance Committee operates under the Nominating and Corporate Governance Committee Charter adopted by the Board in October 2004. The charter is available at the Company’s website at http://www.egain.com/docs/corporate/egain_nominating_governance_charter.pdf.

The members of the Audit Committee are four independent directors, Mr. Brown, Dr. Darukhanavala, Dr. Wolfson, and Mr. Sinha, each of whom has been determined to be independent in accordance with the rules of The NASDAQ Stock Market and the Securities and Exchange Commission. Messrs. Wolfson and Brown are the audit committee financial experts, as defined by the Securities and Exchange Commission, on the Audit Committee. The Audit Committee held four meetings during fiscal 2009. The Audit Committee’s functions are to review the scope of the annual audit, monitor the independent registered public accounting firm’s relationship with eGain, advise and assist the Board of Directors in evaluating the independent registered public accounting firm’s examination, supervise eGain’s financial and accounting organization and financial reporting, and nominate, for approval of the Board of Directors, the independent registered public accounting firm whose duty it is to audit the financial statements of eGain for the fiscal year for which it is appointed.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communications in writing to: Secretary, eGain Communications Corporation, 345 East Middlefield Road, Mountain View, California 94043. You must include your name and address in the written communication and indicate whether or not you are a stockholder of the Company. The Secretary will review any communications received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Code of Ethics

In October 2004, the Board approved a code of ethics applicable to the Board, senior management including financial officers, and all other employees. The Code of Ethics and Business Conduct (“Code of Ethics”) includes standards to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports filed with the Securities and Exchange Commission; compliance with laws; prompt internal reporting of violations of the Code of Ethics, and accountability for the adherence to the Code of Ethics. The Code of Ethics is available on the Company’s website at http://www.egain.com/about_us/investors.asp. Copies of the Code of Ethics are also available in print upon written request to Secretary, eGain Communications Corporation, 345 East Middlefield Road, Mountain View, California 94043.

Director Qualifications

The Nominating and Corporate Governance Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members given the current Board composition. The Nominating and Corporate Governance Committee believes that the Board should be comprised of individuals who have leadership qualities and a record of success in their arena of activity and who can make substantial contributions to Board operations. The assessment of Board candidates includes, but is not limited to, consideration of relevant industry experience, relevant financial experience, general business experience and compliance with independence and other qualifications necessary to comply with any applicable corporate and securities laws and the rules and regulations thereunder. Specific consideration shall also be given to: (i) contributions valuable to the business community; (ii) personal qualities of leadership, character, judgment and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, competence and adherence to the highest ethical standards; (iii) relevant knowledge and diversity of background and experience in such things as business, software development, manufacturing, technology, finance and accounting, marketing, international business, government and the like; or (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings. Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Corporate Governance Committee does, however, believe it is appropriate for at least one, and preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules, and that a majority of the members of the Board meet the definition of “independent director” under the rules of The NASDAQ Stock Market, although eGain is currently not subject to NASDAQ listing requirements. The Nominating and Corporate Governance Committee also believes it is appropriate for certain members of management to serve on the Board. When evaluating a candidate for the Board, the Nominating and Corporate Governance Committee does not assign specific weight to any of these factors nor does it believe that all of the criteria necessarily apply to every candidate. A director’s qualifications in light of the above-mentioned criteria are considered at least each time the director is nominated or re-nominated for Board membership.

Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by Board members and management of eGain. The Nominating and Corporate Governance Committee will consider persons recommended by eGain’s security holders in the same manner as a nominee recommended by Board members or management. A security holder who wishes to suggest a prospective nominee for the Board should notify eGain’s Secretary or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the security holder considers appropriate. After completing the evaluation and review, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the person who should be nominated to the Board, and the Board considers the nominees after evaluating the recommendation and report of the Nominating and Corporate Governance Committee. With the exception of David S. Scott, each director candidate recommended for election at this year’s Annual Meeting is an existing director seeking re-election to the Board. If Mr. Scott is elected to the Board, he will be filling the vacancy left by David G. Brown, who is not standing for re-election.

Compensation of Directors

Directors of eGain do not currently receive any fees for service on the Board of Directors. Directors are reimbursed for their expenses for each meeting attended. Each non-employee director will receive, if elected or re-elected as a director at the Annual Meeting, an option to purchase 500 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. Such options will vest on the first anniversary of the grant and are nonqualified stock options. After the 2008 annual meeting, the Company did not issue the non-employee director stock options. We plan to grant 1,000 shares after this year’s Annual Meeting.

The table details the compensation paid to non-employee directors for fiscal year ended June 30, 2009.

DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Gunjan Sinha	—	537	—	—	537
Mark A. Wolfson	—	537	—	—	537
David G. Brown	—	537	—	—	537
Phiroz P. Darukhanavala	—	537	—	—	537

(1)	Mr. Roy, eGain’s Chief Executive Officer and Chairman of the Board, is not included in the table as he is an employee of eGain and received no compensation for his services as Chairman of the Board of Directors. The compensation received by Mr. Roy is shown in the Summary Compensation Table on page 24.
(2)	Amounts reported represent the compensation recognized for financial reporting purposes for the fiscal year end June 30, 2009, in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123R”), excluding forfeitures, utilizing the assumptions discussed in Note 8 to our consolidated financial statements in our Annual Report on Form 10-K.

The following table provides information on the outstanding option awards for each of the non-employee directors as of June 30, 2009.

Name	Number of Options Unexercised (#)	Option Exercise Price ($)	Option Expiration Date
Gunjan Sinha	1,000	2.40	12/08/2013
	500	1.25	12/15/2014
	500	0.80	12/08/2015
	1,000	0.85	06/09/2018

Total	3,000

Mark A. Wolfson	500	82.00	09/18/2009
	500	38.13	11/20/2010
	1,000	2.40	12/08/2013
	500	1.25	12/15/2014
	500	0.80	12/08/2015
	1,000	0.85	06/09/2018

Total	4,000

David G. Brown	500	38.13	11/20/2010
	1,000	2.40	12/08/2013
	500	1.25	12/15/2014
	500	0.80	12/08/2015
	1,000	0.85	06/09/2018

Total	3,500

Phiroz P. Darukhanavala	10,000	88.13	09/25/2010
	1,000	2.40	12/08/2013
	500	1.25	12/15/2014
	500	0.80	12/08/2015
	1,000	0.85	06/09/2018

Total	13,000

Compensation Committee Interlocks and Insider Participation

Messrs. Brown, Darukhanavala and Wolfson, all of whom are non-employee directors, serve as members of the Compensation Committee. None of eGain’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of eGain’s Board of Directors or Compensation Committee. Funds affiliated with Messrs. Brown and Wolfson were participants in a related party transaction as described in “Related Party Transactions.”

The Board of Directors recommends a vote “FOR” election as director of the nominees set forth above.

PROPOSAL 2

APPROVE AN AMENDMENT TO

eGAIN COMMUNICATIONS CORPORATION’S 2005 STOCK INCENTIVE PLAN

The Board of Directors has approved an amendment to the eGain Communications Corporation 2005 Stock Incentive Plan (the “2005 Stock Plan”), subject to the approval of eGain’s stockholders at the Annual Meeting. The following summary of the principal features of the 2005 Stock Plan, as amended, is qualified by reference to the terms of the 2005 Stock Plan, the full text of which is attached to this Proxy Statement as Appendix A and in substantially the form in which it will take effect if this Proposal 2 is approved by the stockholders. The 2005 Stock Plan has also been filed electronically with the Securities and Exchange Commission together with this Proxy Statement, and can be accessed on the SEC’s website at http://www.sec.gov.

Description of Amendment

The amendment to the 2005 Stock Plan being submitted for stockholder approval consists of an increase in the number of shares of common stock reserved for issuance under the 2005 Stock Plan from 460,000 shares to 1,460,000 shares and the inclusion of a limit on the number of shares of common stock with respect to which awards may be granted to any participant in a single calendar year.

eGain is also asking its stockholders to approve the calendar year award recipient share limit under the 2005 Stock Plan solely to preserve corporate income tax deductions that may otherwise be disallowed pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) limits a corporation’s income tax deduction for compensation paid to certain executive officers who are “covered employees” within the meaning of Section 162(m) to $1,000,000 per person per year unless the compensation qualifies as “performance-based compensation,” Among other conditions, the plan must include an individual share limit that is approved by eGain’s stockholders. The Board of Directors has determined that it is in the best interest of eGain to seek such stockholder approval at the Annual Meeting.

If stockholder approval of this proposal is not obtained, no additional grants of options to purchase shares of common stock, stock appreciation rights, restricted shares or stock units under the 2005 Stock Plan will be made to eGain’s executive officers following the Annual Meeting.

eGain is also making certain additional modifications to the 2005 Stock Plan to reflect changes in Section 25102(o) of the California Corporations Code.

2005 Stock Plan

The 2005 Stock Plan was initially adopted by the Board of Directors in March 2005 and first approved by the Company’s stockholders in December 2005. The purpose of the 2005 Stock Plan is to assist eGain in the recruitment, retention and motivation of employees, outside directors and independent contractors who are in a position to make material contributions to eGain’s progress. The 2005 Stock Plan offers a significant incentive to the employees, outside directors and independent contractors of eGain by enabling such individuals to acquire common stock, thereby increasing their proprietary interest in the growth and success of eGain.

The 2005 Stock Plan provides for the direct award or sale of shares of common stock, stock appreciation rights, stock units and for the grant of both incentive stock options, or ISOs, to purchase common stock intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonstatutory stock options, or NSOs, to purchase common stock that do not qualify for such treatment under the Code. All employees (including officers) and directors of eGain or any subsidiary and any independent contractor who performs services for eGain or any subsidiary are eligible to purchase shares of common stock and to receive awards of shares or grants of NSOs. Only employees are eligible to receive grants of ISOs. As of June 30, 2009, 251 employees were eligible to be considered for the grant of options under the 2005 Stock Plan.

A total of 1,460,000 shares (including 1,000,000 shares subject to stockholder approval at the Annual Meeting) have been reserved for issuance under the 2005 Stock Plan. If any option, stock appreciation right or stock unit granted under the 2005 Stock Plan expires or terminates for any reason without having been settled or exercised in full, then the unpurchased shares subject to that option or right will once again be available for additional award. If restricted shares or shares issued upon the exercise of options are forfeited, then such shares will once again be available for additional award. As of September 22, 2009, eGain had outstanding options under the 2005 Stock Plan to purchase an aggregate of 1,228,000 shares of common stock at exercise prices ranging from $0.30 to $1.45 per share, or a weighted average per share exercise price of $0.82; no shares of Common Stock have been issued under the 2005 Stock Plan; and 232,000 shares of Common Stock (including 1,000,000 shares subject to stockholder approval at the Annual Meeting) are available for future issuance under the 2005 Stock Plan. As of September 22, 2009, the price per share of eGain’s common stock was $0.80 as reported on the Over-the-Counter Bulletin Board

The Compensation Committee has not made any determination with respect to future awards under the 2005 Stock Plan, and any allocation of such awards will be made only in accordance with the provisions of the 2005 Stock Plan. eGain believes that the granting of options is necessary to attract the highest quality personnel as well as to reward and thereby retain existing key personnel. Moreover, the attraction and retention of such personnel is essential to the continued progress of eGain which ultimately is in the interests of eGain’s stockholders.

Administration

The 2005 Stock Plan is administered by the Board of Directors and the Compensation Committee. Subject to the limitations set forth in the 2005 Stock Plan, the Compensation Committee has the authority to determine, among other things, to whom options or other awards will be granted and shares will be sold, the number of shares subject to awards, the term during which an option or stock appreciation right may be exercised and the rate at which options may be exercised and awards may vest.

The Board of Directors has also appointed the Stock Option Committee to approve grants of proposed stock options awards and to administer eGain’s stock option plans consistent with the compensation policies and practices as set by the Compensation Committee.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of eGain common stock with respect to which ISOs may be exercisable for the first time by an optionee during any calendar year under all of eGain’s stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. In addition, no one award recipient may receive options, stock appreciation rights, restricted shares or stock units under the 2005 Stock Plan in any calendar year that relate to more than 500,000 shares and no more than two times this amount in the first year of employment.

Restricted Shares

Each grant of restricted shares under the 2005 Stock Plan is evidenced by a restricted stock agreement between the recipient and eGain. Restricted shares may be granted in consideration for the recipient’s past or future services performed for eGain or any subsidiary. Restricted shares may be subject to forfeiture to eGain in accordance with a vesting schedule to be determined by the Compensation Committee. Restricted shares will be subject to all applicable terms of the 2005 Stock Plan and may be subject to any other terms that are not inconsistent with the 2005 Stock Plan. The provisions of the various restricted stock agreements entered into under the 2005 Stock Plan need not be identical.

Stock Options

Stock Option Agreement.    Each grant of an option under the 2005 Stock Plan is evidenced by a stock option agreement between the optionee and eGain. This option will be subject to all applicable terms and conditions of the 2005 Stock Plan and may be subject to any other terms and conditions which are not inconsistent with the 2005 Stock Plan and which the Compensation Committee deems appropriate for inclusion in a stock option agreement. The stock option agreement will specify whether the option is an ISO or an NSO. The provisions of the various stock option agreements entered into under the 2005 Stock Plan need not be identical.

Exercise Price.    Each stock option agreement will specify the exercise price of such option as determined by the Board of Directors or the Compensation Committee. The exercise price of an ISO will not be less than 100% of the fair market value of a share of eGain common stock on the date of grant, except as otherwise provided in the 2005 Stock Plan, and the exercise price of an NSO will not be less 100% of the fair market value of a share of eGain common stock on the date of grant. However, a stock option agreement may specify that the exercise price of an NSO may vary in accordance with a predetermined formula.

Exercisability and Term.    Each stock option agreement will specify the date when all or any installment of the option is to become exercisable. The stock option agreement will also specify the term of the option; provided that the term of an ISO will in no event exceed ten years from the date of grant. A stock option agreement may provide for accelerated exercisability in the event of the optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service.

Exercise of Options Upon Termination of Service.    Each stock option agreement will set forth the extent to which the optionee shall have the right to exercise the option following termination of the optionee’s service with eGain, and the right to exercise the option of any executors or administrators of the optionee’s estate or any person who has acquired such option directly from the optionee by bequest or inheritance.

Payment of Shares.    Acceptable forms of consideration for the payment of the exercise price will be determined by the Compensation Committee, as applicable and may include cash, common stock previously owned by the optionee, payment through a broker assisted cashless exercise, full-recourse promissory note or other legal consideration approved by the Compensation Committee.

Transferability.    Generally, an optionee may not transfer a stock option other than by will or the laws of descent or distribution, unless otherwise permitted under the terms of the applicable stock option agreement.

Stock Appreciation Rights

SAR Agreement.    Each grant of a stock appreciation right, or SAR, under the 2005 Stock Plan will be evidenced by a SAR agreement between the optionee and eGain. Such SAR will be subject to all applicable terms of the 2005 Stock Plan and may be subject to any other terms that are not inconsistent with the 2005 Stock Plan. The provisions of the various SAR agreements entered into under the 2005 Stock Plan need not be identical. SARs may be granted in consideration of a reduction in the optionee’s other compensation.

Number of Shares.    Each SAR agreement will specify the number of shares of eGain common stock to which the SAR pertains.

Exercise Price.    Each SAR agreement will specify an exercise price. A SAR agreement may specify an exercise price that varies in accordance with a predetermined formula while the SAR is outstanding.

Exercisability and Term.    Each SAR agreement will specify the date when all or any installment of the SAR is to become exercisable. The SAR agreement will also specify the term of the SAR. A SAR agreement may provide for accelerated exercisability in the event of the optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service. SARs may be awarded in combination with options, and such an award may provide that the SARs will not be exercisable unless the related options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the 2005 Stock Plan may provide that it will be exercisable only in the event of a change in control of eGain.

Exercise of SARs.    Upon exercise of a SAR, the optionee (or any person having the right to exercise the SAR after his or her death) will receive from eGain (a) shares of eGain common stock, (b) cash or (c) a combination of shares and cash, as the Compensation Committee may determine. The amount of cash and/or the fair market value of shares of eGain common stock received upon exercise of SARs will, in the aggregate, be equal to the amount by which the fair market value (on the date of surrender) of the shares of eGain common stock subject to the SARs exceeds the exercise price.

Stock Units

Stock Unit Agreement.    Each grant of stock units under the 2005 Stock Plan will be evidenced by a stock unit agreement between the recipient and eGain. Such stock units will be subject to all applicable terms of the 2005 Stock Plan and may be subject to any other terms that are not inconsistent with the 2005 Stock Plan. The provisions of the various stock unit agreements entered into under the 2005 Stock Plan need not be identical. Stock units may be granted in consideration of a reduction in the recipient’s other compensation.

Payment for Awards.    To the extent that an award is granted in the form of stock units, no cash consideration will be required of the award recipients.

Vesting Conditions.    Each award of stock units may or may not be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions specified in the stock unit agreement. A stock unit agreement may provide for accelerated vesting in the event of the participant’s death, disability or retirement or other events. The Compensation Committee may determine, at the time of granting stock units or thereafter, that all or part of such stock units will become vested in the event that a change in control occurs with respect to eGain.

Voting and Dividend Rights.    The holders of stock units will have no voting rights. Prior to settlement or forfeiture, any stock unit awarded under the 2005 Stock Plan may, at the Compensation Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of eGain common stock while the stock unit is outstanding. Dividend equivalents may be converted into additional stock units. Settlement of dividend equivalents may be made in the form of cash, in the form of shares of eGain common stock, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid will be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the stock units to which they attach.

Form and Time of Settlement of Stock Units.    Settlement of vested stock units may be made in the form of (a) cash, (b) shares of eGain common stock or (c) any combination of both, as determined by the Compensation Committee. The actual number of stock units eligible for settlement may be larger or smaller than the number included in the original award, based on predetermined performance factors. Methods of converting stock units into cash may include (without limitation) a method based on the average fair market value of shares of eGain common stock over a series of trading days. Vested stock units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the stock units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.

Performance Awards. The 2005 Stock Plan provides that awards may be granted, issued, vested or retained based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will generally be determined by the Compensation Committee.

Performance goals under the 2005 Stock Plan shall be determined by the Compensation Committees, as applicable, based on or related to one or more of the following performance criteria:

•	cash flow;

•	earnings per share;

•	earnings before interest, taxes and amortization;

•	return on equity;

•	total shareholder return;

•	share price performance;

•	return on capital;

•	return on assets or net assets;

•	revenue;

•	income or net income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin or profit margin;

•	return on operating revenue;

•	return on invested capital;

•	design wins;

•	new product introductions; or

•	market segment shares.

Amendment and Termination

Unless sooner terminated by the Board of Directors, the 2005 Stock Plan shall automatically terminate on March 11, 2015. The 2005 Stock Plan may be amended or terminated at any time by the Board of Directors, subject to applicable laws. No amendment or termination of the 2005 Stock Plan will affect an award recipient’s rights under outstanding awards without the award recipient’s consent. eGain will obtain stockholder approval of any amendment to the 2005 Stock Plan if required by applicable law.

Effect of Certain Corporate Events

In the event of a subdivision of the outstanding common stock or a combination or consolidation of the outstanding common stock (by reclassification or otherwise) into a lesser number of shares, a spin-off or a similar occurrence, or declaration of a dividend payable in common stock, or in cash, the Compensation Committee will make adjustments in the number of shares reserved under the 2005 Stock Plan (including share limits) and the number of shares and exercise price, if applicable, of all outstanding awards, as appropriate.

In the event of certain corporate transactions, all outstanding stock awards under the 2005 Stock Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity elects not to assume, continue or substitute for such awards, the vesting or exercisability of such stock awards may be accelerated in full and then terminated, if and to the extent not exercised at or prior to the effective time of the corporate transaction, or we may terminate the stock awards upon payment of their intrinsic value in cash or cash equivalents.

California Law Compliance

The 2005 Stock Plan contains provisions designed to make such Plan comply with the requirements of the California Corporations Code.

Certain Federal Income Tax Consequences of Options Under the 2005 Stock Plan

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2005 Stock Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. eGain’s ability to realize the benefit of any tax deductions described below depends on eGain’s generation of taxable income.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by eGain or any subsidiary, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, eGain will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The 2005 Stock Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionee holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

eGain is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, eGain is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for eGain and is reasonable in amount, and either the employee includes that amount in income or eGain timely satisfies the reporting requirements with respect to that amount.

Stock Appreciation Rights

Generally, there is no taxation upon the grant of a stock appreciation right where the stock appreciation right is granted with an exercise price not less than the fair market value of the underlying stock on the grant date. On exercise, the recipient of a stock appreciation right will recognize ordinary income equal to the amount of cash or the value of the shares of common stock we distribute to the recipient. If the recipient is employed by eGain or any subsidiary, that income will be subject to withholding tax. The recipient’s tax basis in the shares received , if any, will be equal to their fair market value on the date of exercise of the stock appreciation right, and the recipient’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of any tax reporting obligations, eGain will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of any tax reporting obligations, eGain will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the fair market value of the shares of eGain’s common stock received.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount of ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of any tax reporting obligations, eGain will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Section 162(m) would render non-deductible to eGain certain compensation in excess of $1,000,000 received in any year by certain executive officers unless such excess is “performance-based compensation” (as defined in the

Code) or is otherwise exempt from Section 162(m). The availability of the exemption for awards of performance-based compensation depends upon obtaining approval of the calendar year award recipient share limit by eGain’s stockholders. Assuming stockholder approval of the limit and subject to compliance with other requirements of Section 162(m). Grants of options to purchase shares of common stock and stock appreciation rights, and grants of restricted shares and stock units conditioned on attainment of one or more performance goals set forth in the 2005 Stock Plan, may qualify as performance-based compensation and be exempt from Section 162(m).

Equity Compensation Plan Information

The following table summarizes our equity compensation plans as of June 30, 2009, which was the end of the Company’s fiscal year 2009. This table does not reflect an aggregate of 855,600 stock options that have been granted since the end of fiscal year 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Assumed Stock Option Plans (1)	6,002	$57.41	—
1998 Stock Plan	577,994	$5.83	22,122
2005 Stock Incentive Plan	372,400	$0.99	1,087,600
Equity compensation plans not approved by security holders
2000 Non-Management Plan	152,256	$10.29	42,589
2005 Management Plan	1,134,400	$0.77	324,250

Total	2,243,052	$2.91	1,476,561

New Plan Benefits

2005 Stock Incentive Plan

Name and Position	Value ($)	Number of Options (1)
Ashutosh Roy	—	250,000
Promod Narang	—	72,000
Eric Smit	—	56,000
Thomas Hresko	—	30,000
All current executive officers as a group (4) persons	—	408,000
All current non-executive directors as a group (4) persons	—	—
All current non-executive officer employees as a group (94 persons)	—	445,600

(1)	The stock options above were granted in August 2009. The 2005 Stock Plan provides that any common stock of the Company purchased under the 2005 Stock Plan before stockholder approval is obtained will be rescinded if stockholder approval is not obtained within 12 months after the amendment to plan is approved by the Board.

Any additional benefits that may be received under the 2005 Stock Plan by the Company’s current executive officers, directors and eligible employees are not currently determinable.

The Board of Directors recommends a vote “FOR” approval and adoption of the amendment to eGain’s 2005 Stock Plan.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Burr, Pilger & Mayer LLP as eGain’s independent registered public accounting firm for the fiscal year ending June 30, 2010, subject to ratification by the stockholders. Burr, Pilger & Mayer LLP audited eGain’s financial statements for the fiscal year ending June 30, 2009. Representatives of Burr, Pilger & Mayer LLP are expected to be present at eGain’s Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Board of Directors will review its future selection of eGain’s independent registered public accounting firm.

The Board of Directors recommends a vote “FOR” ratification of Burr, Pilger & Mayer LLP as eGain’s independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of common stock of eGain as of September 22, 2009 for the following:

•	each person or entity who is known by eGain to own beneficially more than 5% of the outstanding shares of eGain’s common stock;

•	each of eGain’s current directors and executive officers as a group; and

•	eGain’s chief executive officer, the chief financial officer, and two other most highly compensated executive officers during the fiscal year ended June 30, 2009.

Unless otherwise noted, the address of each named beneficial owner is that of eGain.

The percentage ownership is based on 22,213,223 shares of eGain common stock outstanding as of September 22, 2009. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options and warrants held by that person (and only that person) that are currently exercisable or exercisable within sixty (60) days after September 22, 2009. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. In addition to our chief executive officer and chief financial officer, we had only two executive officers during fiscal 2009, as defined in our executive officers section on page 19.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Beneficially Owned
Certain Beneficial Owners:
OHCP GenPar, L.P. (1)	5,391,648	24.1%
201 Main Street, Suite 1620
Ft. Worth, TX 76102
J. Taylor Crandall (2)	1,948,868	8.7
201 Main Street, Suite 3100
Ft. Worth, TX 76102
Granite Private Equity III, LLC (3)	1,113,245	5.0
One Cablevision Center
Liberty, NY 12754

Named Executive Officers and Directors:
Ashutosh Roy (4)	8,652,882	35.3
Gunjan Sinha (5)	1,117,543	5.0
Promod Narang (6)	308,788	1.4
Eric Smit (7)	236,547	1.1
Thomas Hresko (8)	132,395	*
Mark A. Wolfson (9)	19,666	*
David G. Brown (10)	19,666	*
Phiroz P. Darukhanavala (11)	13,000	*

All executive officers and directors as a group: (8 persons) (12)	10,500,488	42.1

*	Indicates less than one percent.
(1)

Includes an aggregate of 5,188,011 shares that are beneficially owned and 203,637 shares subject to immediately exercisable warrants by Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P., OHCP MGP, LLC, a Delaware limited liability company, is the general partner of OHCP GenPar, L.P., a Delaware limited partnership, which is the general partner of Oak Hill Capital Partners, L.P. and consequently has voting control and investment discretion over securities held by Oak Hill Capital Partners, L.P. OHCP MGP, LLC disclaims beneficial ownership of the shares held by Oak Hill Capital

Partners, L.P. OHCP MGP, LLC, a Delaware limited liability company, is the general partner of OHCP GenPar, L.P., a Delaware limited partnership, which is the general partner of Oak Hill Capital Management Partners, L.P and consequently has voting control and investment discretion over securities held by Oak Hill Capital Management Partners, L.P. OHCP MGP, LLC disclaims beneficial ownership of the shares held by Oak Hill Capital Management Partners, L.P. Mark Wolfson, a director of eGain, is a managing partner of Oak Hill Capital Management, Inc., a Delaware corporation which provides management and consulting services to Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P. and is a principal of Oak Hill Venture Partners, a related entity of the above-referenced entities. David Brown, a director of eGain, is the managing partner of Oak Hill Venture Partners, a related entity of the above-referenced entities.

(2)	Includes 1,841,443 shares that are beneficially owned and 103,384 shares subject to an immediately exercisable warrant by FW Investors V, L.P., a Delaware limited partnership, and 4,041 shares held by Group III 31, LLC. FW Management II, L.L.C., a Delaware limited liability company is the general partner of FW Investors V, L.P. and consequently has voting control and investment discretion over securities held by FW Investors V, L.P. FW Management II, L.L.C. disclaims beneficial ownership of the shares held by FW Investors V, L.P. J. Taylor Crandall is the sole member of FW Management II, L.L.C. and Group III 31, LLC.
(3)	Represents 1,113,245 shares beneficially owned. Alan Gerry is the managing member of Gerry Holding Co. II, LLC, which is the managing member of Granite Private Equity III, LLC and consequently has voting control and investment discretion over securities held by Granite Private Equity III, LLC.
(4)	Includes 6,347,932 shares that are beneficially owned, 1,551,826 shares subject to an immediately exercisable warrant and 753,124 shares subject to immediately exercisable options.
(5)	Includes 1,114,543 shares that are beneficially owned and 3,000 shares that would be beneficially owned upon exercise of director options.
(6)	Includes 143,525 shares that are beneficially owned and 165,263 shares that would be beneficially owned upon exercise of options.
(7)	Includes 144,947 shares that are beneficially owned and 91,600 shares that would be beneficially owned upon exercise of options.
(8)	Includes 10,000 shares that are beneficially owned and 122,395 shares that would be beneficially owned upon exercise of options.
(9)	Represents 16,166 shares that are beneficially owned as a result of the distribution by FW Ventures I, L.P. and 3,500 shares that would be beneficially owned upon exercise of director options held by Dr. Wolfson. Dr. Wolfson, a director of eGain, is a managing partner of Oak Hill Capital Management, Inc., a Delaware corporation which provides management and consulting services to Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P. Dr. Wolfson disclaims beneficial ownership as to the shares owned by OHCP GenPar, L.P. and related entities.
(10)	Represents 16,166 shares that are beneficially owned as a result of the distribution by FW Ventures I, L.P. and 3,500 shares that would be beneficially owned upon exercise of director options held by Mr. Brown. Mr. Brown, a director of eGain, is the managing partner of Oak Hill Venture Partners, a related entity of the above-referenced entities. Mr. Brown disclaims beneficial ownership as to the shares owned by OHCP GenPar, L.P. and related entities.
(11)	Includes 13,000 shares that would be beneficially owned upon exercise of options.
(12)	Includes 1,155,382 shares subject to currently exercisable options or options exercisable within 60 days of September 22, 2009. Also includes 1,551,826 shares subject to an immediately exercisable warrant.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, eGain’s directors, executive officers and any persons holding more than 10% of eGain’s common stock are required to report their initial ownership of eGain’s common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and eGain is required to identify in this Proxy Statement those persons who failed to timely file these reports. All of the filing requirements were satisfied for fiscal 2009 except that in October 2008 there was one late Form 4 filing for executive Ashutosh Roy with respect to certain warrants granted. All late filings were due solely to administrative errors that were corrected as soon as they were determined.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth information regarding eGain’s executive officers as of June 30, 2009:

Name	Age	Position
Ashutosh Roy	43	Chief Executive Officer, President and Chairman
Eric Smit	47	Chief Financial Officer
Promod Narang	51	Senior Vice President of Products and Engineering
Thomas Hresko	59	Senior Vice President of Worldwide Sales

Ashutosh Roy co-founded eGain and has served as Chief Executive Officer and a Director of eGain since September 1997 and President since October 2003. From May 1995 through April 1997, Mr. Roy served as Chairman of WhoWhere? Inc., an Internet-service company co-founded by Mr. Roy. From June 1994 to April 1995, Mr. Roy co-founded Parsec Technologies, a call center company based in New Delhi, India. From August 1988, to August 1992, Mr. Roy worked as a Software Engineer at Digital Equipment Corp. Mr. Roy holds a B.S. in Computer Science from the Indian Institute of Technology, New Delhi, a Masters degree in Computer Science from Johns Hopkins University and an M.B.A. from Stanford University.

Eric Smit has served as Chief Financial Officer since August 2002. From April 2001 to July 2002, Mr. Smit served as Vice President, Operations of eGain. From June 1999 to April 2001, Mr. Smit served as Vice President, Finance and Administration of eGain. From June 1998 to June 1999, Mr. Smit served as Director of Finance of eGain. From December 1996 to May 1998, Mr. Smit served as Director of Finance for WhoWhere? Inc., an Internet services company. From April 1993 to November 1996, Mr. Smit served as Vice President of Operations and Chief Financial Officer of Velocity Incorporated, a software game developer and publishing company. Mr. Smit holds a Bachelor of Commerce in Accounting from Rhodes University, South Africa.

Promod Narang has served as Senior Vice President of Engineering of eGain since March 2000. Mr. Narang joined eGain in October 1998, and served as Director of Engineering prior to assuming his current position. Prior to joining eGain, Mr. Narang served as President of VMpro, a system software consulting company from September 1987 to October 1998. Mr. Narang holds a Bachelors of Science in Computer Science from Wayne State University.

Thomas Hresko has served as Senior Vice President of Worldwide Sales since November of 2005. From July 2004 to October 2005, Mr. Hresko served as Vice President, Worldwide Sales for Corrigo, an enterprise application software company. From April 2002 to October of 2003 Mr. Hresko served as Vice President of Worldwide Sales at Primus Knowledge Solutions, a software company specializing in knowledge management and self service. From January 1990 to January of 2002, he served in sales management positions at Network Associates, an enterprise software, security and anti-virus software company. In his most recent position, he served as Vice President Worldwide Sales for the customer relationship management software division. From 1981 to 1987, Mr. Hresko served in marketing and sales management positions at Sprint Communications, a telecommunications company. Mr. Hresko holds an M.B.A. from Harvard University and B.B.A from the University of Michigan.

Compensation Discussion and Analysis

Company Philosophy on Compensation

The Compensation Committee of our Board of Directors is responsible for providing oversight and determining our executive compensation programs. To that end, our Compensation Committee reviews corporate performance relevant to the compensation of our executive officers and works with management to establish our executive compensation programs. The general philosophy of our executive compensation program is to:

•	encourage creation of stockholder value and achievement of strategic corporate objectives by providing management with longer term incentives through equity ownership by management;

•	provide a competitive total compensation package that enables us to attract and retain, on a long-term basis, high caliber personnel;

•

provide a total compensation opportunity that is competitive with companies in our industry, taking into account relative company size, performance and geographic location, as well as individual responsibilities and performance;

•	provide fair and internally consistent compensation; and

•	other relevant considerations such as rewarding extraordinary performance.

Our executive compensation program is designed to reward team accomplishments while promoting individual accountability. The combination of incentives is designed to balance annual operating objectives and eGain’s earnings’ performance with longer-term stockholder value creation.

Establishing Compensation

Our Compensation Committee typically reviews our executive officers’ compensation, including our named executive officers, on an annual basis. Our Compensation Committee determines the appropriate levels of compensation based primarily on:

•	competitive benchmarking consistent with our recruiting and retention goals;

•	internal consistency and fairness; and

•	other relevant considerations such as rewarding extraordinary performance.

To assist in the process of establishing executive compensation, our Compensation Committee reviews publicly available compensation information from a group of peer companies located in the Silicon Valley. Our Compensation Committee determines compensation for our Chief Executive Officer, which was set at $24 per annum at his request beginning October 2003, as discussed below. With respect to our other named executive officers, our Compensation Committee reviews and approves compensation that is recommended by our Chief Executive Officer.

Compensation Components

Our executive compensation program generally consists of three primary components: base salary, annual non equity incentives and stock option awards. These primary compensation components are described in more detail below. Executive officers are also eligible to participate in all of our respective local employee benefits plans, such as medical insurance, life and disability insurance and our 401(k) retirement plan, in each case on the same basis as other employees.

We view the three primary components of executive compensation as related, but we do not believe that compensation should be derived entirely from one component, or that significant compensation from one component should necessarily reduce compensation from other components. Our Compensation Committee has not adopted a formal or informal policy for allocating compensation between long-term and current compensation or between cash and non-cash compensation.

Base Salary

We provide our named executive officers with a base salary to compensate them for services rendered during the fiscal year. We establish base salaries for our executives based on the scope of their responsibilities and experience, and take into account competitive market compensation paid by companies in our peer group commensurate for similar responsibilities and positions. We believe that executive base salaries should be targeted to be within the range of salaries for similar positions at comparable companies, which is in line with our compensation philosophy, in order to best attract, retain and motivate our executives. In reviewing compensation of our peer companies, our Compensation Committee takes into account the annual revenues and market size of these companies and other relevant factors it deems appropriate. Our Compensation Committee attempts to establish compensation, particularly base salary, in the same comparable range that our revenues and market size fall when compared to these peer companies. In some cases, our executive compensation may rise above this range due to certain circumstances, such as a strong retention need or an extraordinary performance.

We note that the salary for our Chief Executive Officer, Ashutosh Roy, was set at a nominal amount of $24 per annum at his request beginning October 2003. Mr. Roy requested this reduction initially in connection with our cost reduction initiatives and more recently to assist in our investment efforts. As a significant stockholder, a substantial portion of Mr. Roy’s personal wealth is tied directly to the performance of eGain’s stock, which provides direct alignment with stockholder interests.

We attempt to review base salaries annually, and adjust base salaries from time to time to ensure that our compensation programs remain competitive with market levels. During fiscal year 2009 there were no base salary increases. During fiscal year 2009, Eric Smit and Promod Narang earned bonuses but none were paid in fiscal year 2009.

Annual Non Equity Incentive Compensation

Currently all eGain employees participate in either a bonus plan, or in the case of sales representatives and managers, a commission plan tied primarily to revenue and bookings metrics. The plan is designed to provide awards to all employees as an incentive to contribute to both revenue growth and profitability.

Bonuses for named executive officers are contingent upon the attainment of certain performance targets established by our Compensation Committee. For fiscal 2009, approximately 30% of the bonus target for each executive officer was tied to company performance and 70% to the individual performance of the executive officer and his team. The performance targets may include:

•	Financial metrics, such as—new hosting and license bookings, gross or net revenues, operating income, enterprise value/revenue ratio, cash balances, days sales outstanding, and

•	Business operational metrics, such as—customer satisfaction, customer retention, operational efficiencies, product delivery and product quality.

Our Chief Executive Officer presented recommendations for final named executive officer bonus payments for fiscal 2008 and 2009, to the Compensation Committee for approval in August 2009.

Stock Option Awards

We believe the use of stock-based awards for our named executive officers is a strong compensation tool that encourages officers to act in a manner that leads to long-term company success. We believe this type of compensation aligns our executive officers’ performance with the interests of our long-term investors by rewarding our officers through equity appreciation. The stock-based incentive program for the entire Company, including executive officers, currently consists of stock option grants only, but we may introduce different types of equity awards or instruments to remain competitive in the compensation we pay our employees.

In fiscal 2009, no stock option awards were granted to our executive officers.

In addition to granting equity-based options to our executives as part of a long-term incentive plan, we also intend to utilize option grants to provide incentives to all other non-officer employees, including new hires, and in recognition of individual achievements and contributions to corporate or business unit performance or in circumstances where we face a critical retention need.

Our Stock Option Committee approves grants of proposed stock options awards and administers our stock option plans consistent with the compensation policies and practices as set by our Compensation Committee. Proposed stock option awards to our executive officers are presented to our entire Board of Directors for consideration. The stock option committee normally grants options to executive officers (i) upon the hiring of an executive officer (ii) as part of an annual review, and (iii) as special circumstances arise. The exercise price of our stock option awards is based on the closing price of our common stock on the Over-the-Counter Bulletin Board on the date approval is received for such stock option award. Except with respect to new hire grants, proposals for significant stock option awards to our executive officers are not considered during our established “blackout period,” which commences one month prior to the end of each fiscal quarter and ends the trading day following the announcement of earnings for such fiscal quarter. Except for such proposed stock option awards to our executive officers, we intend to grant options in accordance with the foregoing procedures without regard to the timing of the release of material non-public information, such as a positive or negative earnings announcement.

Other supplemental benefits

In addition to the compensation opportunities we describe above, we also provide our named executive officers and other employees with benefits, such as medical insurance, life and disability insurance and our 401(k) retirement plan, in each case on the same basis as other employees.

Defined Pension Plan

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. We do not offer such qualified or non-qualified defined benefit plans to our executives because we believe that such defined benefit plans are not typical for similar companies in both our industry and geographic region. Our Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans if our Compensation Committee determines that doing so is in our best interests.

Change of Control Benefits

None of our named executive officers currently have agreements to receive benefits in the event of a change of control. To date, we have not had a significant reason to offer such benefits. Our Compensation Committee may elect to provide our officers and other employees with change of control agreements if the Compensation Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally denied deductions for compensation paid to the chief executive officer and the next four most highly compensated executive officers to the extent the compensation for any such individual exceeds one million dollars for the taxable year. Our Compensation Committee intends to preserve the deductibility of compensation payable to our executives, although deductibility will be only one of the many factors considered in determining appropriate levels or modes of compensation.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee of our Board of Directors:

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this definitive proxy statement on Schedule 14A for our 2009 annual stockholders meeting, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Compensation Committee of the Board of Directors and shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,
Compensation Committee
Mark A. Wolfson
David G. Brown
Phiroz P. Darukhanavala

Summary Compensation Table

The following table summarizes information concerning compensation paid to eGain’s Chief Executive Officer (principal executive officer), Chief Financial Officer and each of eGain’s other two most highly compensated executive officers whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to eGain during the fiscal years ended June 30, 2009 and 2008. These individuals are referred to as the “named executive officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ashutosh Roy (2)	2009	24	—	—	97,840	—	—	—	97,864
President, Chief Executive Officer and Chairman	2008	24	—	—	276,473	—	—	—	276,497
Eric Smit (3)	2009	180,000	40,000	—	967	—	—	—	220,967
Chief Financial Officer	2008	180,000	22,500	—	24,938	—	—	—	227,438
Tom Hresko (4)	2009	251,000	—	—	5,462	—	—	—	256,462
Senior Vice President of World Wide Sales	2008	212,000	—	—	68,453	—	—	—	280,453
Promod Narang (5)	2009	180,000	40,000	—	2,271	—	—	—	222,271
Senior Vice President of Products and Engineering	2008	180,000	36,000	—	47,677	—	—	—	263,677

(1)	Amounts reported represents the compensation recognized for financial reporting purposes for the fiscal year end June 30, 2009, in accordance with SFAS 123R, excluding forfeitures, utilizing the assumptions discussed in Note 8 to our consolidated financial statements in our Annual Report on Form 10-K.
(2)	In October 2003, at the request of Mr. Roy, the Compensation Committee reduced Mr. Roy’s salary to $24.00 per annum.
(3)	On September 10, 2009, the Compensation Committee (“Committee”) of the Board of Directors approved a bonus in the amount of $22,500 in connection with Mr. Smit’s performance during fiscal 2008. In addition, the Committee approved a bonus for Mr. Smit in the amount of $40,000 in connection with Mr. Smit’s performance during fiscal 2009. Targets are discussed in the Grants of Plan-Based Awards section of this proxy.
(4)	The amount shown for Mr. Hresko’s salary includes $101,000 and $62,000, for sales commissions earned during fiscal 2009 and 2008, respectively.
(5)	On September 10, 2009, the Committee approved a bonus in the amount of $36,000 in connection with Mr. Narang’s performance during fiscal 2008. In addition, the Committee approved a bonus for Mr. Narang in the amount of $40,000 in connection with Mr. Narang’s performance during fiscal 2009. Targets are discussed in the Grants of Plan-Based Awards section of this proxy.

Grants of Plan-Based Awards

There were no incentive grants under our equity plans given to the named executive officers during our fiscal year 2009.

The following table provides information regarding our non-equity incentive plans granted to the named executive officers as of June 30, 2009.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Threshold ($)	Target ($)	Maximum ($)
Eric Smit	n/a	50,000	n/a
Promod Narang	n/a	50,000	n/a

For fiscal 2009, approximately 30% of the bonus target for each executive officer is tied to company performance and 70% to the individual performance of the executive and his team. The metrics for these bonus targets were agreed upon at the beginning of the fiscal year.

Outstanding Equity Awards

The following table provides information on the outstanding option awards held by each of our named executive officers as of June 30, 2009.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)
Ashutosh Roy	2,499	—	—	44.69	(1)	01/17/2011	—	—	—	—
	625	—	—	2.00	(1)	04/10/2013	—	—	—	—
	500,000	—	—	0.64	(2)	05/27/2010	—	—	—	—
	250,000	—	—	1.25	(3)	11/27/2012	—	—	—	—

Total	753,124	—	—				—	—	—	—

Eric Smit	2,000	—	—	86.88	(4)	08/19/2010	—	—	—	—
	600	—	—	15.80	(5)	09/06/2011	—	—	—	—
	750	—	—	1.60	(1)	10/22/2012	—	—	—	—
	7,500	—	—	1.60	(2)	10/22/2012	—	—	—	—
	750	—	—	2.00	(1)	04/10/2013	—	—	—	—
	10,000	—	—	2.40	(6)	12/08/2013	—	—	—	—
	70,000	—	—	0.64	(2)	05/27/2010	—	—	—	—

Total	91,600	—	—				—	—	—	—

Promod Narang	2,000	—	—	10.00	(6)	07/14/2009	—	—	—	—
	10,499	—	—	14.30	(9)	02/11/2012	—	—	—	—
	450	—	—	5.60	(7)	05/06/2012	—	—	—	—
	7,000	—	—	4.70	(1)	05/15/2012	—	—	—	—
	16,875	—	—	4.70	(10)	05/15/2012	—	—	—	—
	4,125	1,500	—	4.70	(8)	05/15/2012	—	—	—	—
	540	—	—	1.60	(1)	10/22/2012	—	—	—	—
	540	—	—	2.00	(1)	04/10/2013	—	—	—	—
	35,000	—	—	2.40	(6)	12/08/2013	—	—	—	—
	90,000	—	—	0.64	(2)	05/27/2010	—	—	—	—

Total	167,029	1,500	—				—	—	—	—

Tom Hresko	111,979	13,021	—	0.76	(6)	12/07/2015	—	—	—	—

Total	111,979	13,021	—				—	—	—	—

(1)	Options vest as to 100% on the date of grant.
(2)	Options vest in equal monthly installments over 4 years.
(3)	Options vest as to 100% after 12 months.
(4)	Options vest as to 33% of the shares of common stock after 12 months and the balance vests in equal monthly installments over 24 months.
(5)	50% of the options vest immediately and the balance vests in equal monthly installments over 12 months.
(6)	Options vest as to 25% of the shares of common stock after 12 months and the balance vests in equal monthly installments over 36 months.

(7)	33% of the options vest immediately and the balance vests in equal monthly installments over 2 months.
(8)	10% of the options vest immediately and the balance vests in equal monthly installments over 10 years.
(9)	Options vest as to 33% of the shares of common stock immediately and the balance vests in equal monthly installments over 36 months.
(10)	Options vest in equal monthly installments over 3 years.

Options Exercises

None of the named executive officers exercised stock options during our fiscal year 2009. We have not granted any restricted stock or made any other stock awards.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors (the “Audit Committee”) operates under a written charter adopted by the Board of Directors on April 24, 2001. The current members of the Audit Committee are Mark A. Wolfson, David G. Brown, Phiroz P. Darukhanavala and Gunjan Sinha, each of whom meets the independence standards established by The NASDAQ Stock Market.

The Audit Committee performs the following activities:

•	overseeing eGain’s financial reporting process on behalf of the Board of Directors; and

•	provides independent, objective oversight of eGain’s accounting functions and internal controls.

The Audit Committee reviewed and discussed the audited financial statements contained in the 2009 Annual Report on Form 10-K with eGain’s management and its independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the material conformity of those financial statements with accounting principles generally acceptable in the United States.

The Audit Committee met privately with the independent registered public accounting firm, and discussed issues deemed significant by the independent registered public accounting firm, including those required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended. In addition, the Audit Committee discussed with the independent registered public accounting firm their independence from eGain and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees). The Audit Committee also considered Burr, Pilger & Mayer LLP’s provision of non-audit services to eGain and determined that such provision of such services was compatible with maintaining the independence of Burr, Pilger & Mayer LLP. eGain’s independent registered public accounting firm has provided the Audit Committee the written disclosures and the letter required by the Independence Standards Board Standard No. 1.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in eGain’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, for filing with the Securities and Exchange Commission.

Audit Committee

Mark A. Wolfson

David G. Brown

Phiroz P. Darukhanavala

Gunjan Sinha

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On January 7, 2008, the Company engaged Burr, Pilger & Mayer LLP (“BPM”) as the Company’s independent registered public accounting firm to audit its consolidated financial statements for the fiscal year ending June 30, 2008. This engagement was approved by the audit committee of our Board of Directors. BPM is the successor to BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm. The Company dismissed BDO on January 7, 2008.

BDO has completed the audit of the Company’s consolidated financial statements for the fiscal year ended June 30, 2007, and the Company filed its Annual Report on Form 10-K for such fiscal year with the Securities and Exchange Commission (the “SEC”) on September 28, 2007. The reports of BDO on the financial statements for the fiscal years ended June 30, 2007 and 2006 contained no adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years and through January 7, 2008, there were no disagreements between the Company and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in their reports on the financial statements for such fiscal years.

During our fiscal years ended June 30, 2006 and 2007, and the interim period through January 7, 2008, the Company had no consultations with BPM concerning: (a) the application of accounting principles to a specific transaction or the type of opinion that might be rendered on the Company’s financial statements as to which the Company received oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issues; or (b) any disagreements, as defined in Item 304 (a) (1) (iv) of Regulation S-K or a reportable event as defined in item 304 (a) (1) (v) of Regulation S-K.

Principal Accounting Fees and Services

The aggregate fees for professional services by BPM, the Company’s independent registered public accounting firm in fiscal 2008 and fiscal 2009 for these various services to the Company and its subsidiaries were:

Audit Fees

The aggregate audit fees billed or to be billed by BPM for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services that were provided in connection with regulatory filings or engagements were approximately $363,700 for fiscal 2009 and $359,000 starting second quarter in fiscal 2008.

Audit-Related Fees

The aggregate fees billed or to be billed by BPM for services related to financial statements were approximately $23,000 for fiscal 2009 and $9,900 for fiscal 2008.

Tax Fees

There was no aggregate fees billed or to be billed by BPM for professional services related to tax advice, tax compliance tax auditing, tax planning and foreign tax matters for fiscal 2009 and 2008.

All Other Fees

There were no fees billed to the Company by BPM for the fiscal years ended June 30, 2009 and 2008 for services and products to the Company and its subsidiaries other than those reported in the categories above.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

The engagement of BPM for non-audit accounting and tax services performed for the Company is limited to those circumstances where these services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the Company engages BPM require pre-approval by the Audit Committee. The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The percentage of Audit Fees, Audit Related Fees, Tax Fees and All Other Fees, out of all fees paid to BPM and all as approved by the Audit Committee in accordance with the policy, was 100% for fiscal 2009.

RELATED PARTY TRANSACTIONS

Other than as disclosed below, since July 1, 2008, there have not been any transactions or series of transactions to which eGain was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any director, executive officer, holder of more than 5% of any class of eGain’s voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

On September 24, 2008, eGain entered into a Conversion Agreement and Amendment to Subordinated Secured Promissory Notes (the “Agreement”) with Ashutosh Roy, eGain’s President, Chief Executive Officer and a member of our Board of Directors and Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P. and FW Investors V, L.P., funds affiliated with our directors, Messrs. Wolfson and Brown (collectively, the “Lenders”). The Lenders previously loaned the Company an aggregate of $8,500,000 and received promissory notes with maturity dates of March 31, 2009 (the “Prior Notes”). As of September 24, 2008, the total outstanding indebtedness, including accrued interest, under the Prior Notes equaled $13,782,171. Pursuant to the Agreement and subject to the terms and conditions contained therein, the Company and the Lenders (i) converted a portion of the outstanding indebtedness under the Prior Notes equal to $6,535,977 into 6,879,976 shares of the Company’s common stock at a price per share equal to $0.95 (the “Note Conversion”), and (ii) extend the maturity date of the remaining outstanding indebtedness accrued under the Prior Notes of $7,246,194 to March 31, 2012, as well as the period for which interest shall accrue on the Prior Notes (the “Note Extension”). In addition, the Lenders have received warrants to purchase an aggregate of 1,525,515 shares of the Company’s common stock at a price per share equal to $0.95 as consideration for the Note Extension.

In the past, eGain has granted options to purchase common stock to its directors and executive officers. eGain intends to grant such options to its directors and executive officers in the future.

It is eGain’s current policy that all transactions between eGain and its officers, directors, 5% stockholders and eGain’s affiliates will be entered into only if these transactions are approved by a majority of the disinterested directors, are on terms no less favorable to eGain than could be obtained from unaffiliated parties and are reasonably expected to benefit eGain.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Proposals of stockholders of eGain that are intended to be presented by such stockholders at eGain’s 2010 Annual Meeting must be received by the Secretary of eGain no later than June 10, 2010 in order that they may be included in eGain’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the eGain proxy statement for the 2010 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of eGain at the principal executive offices of eGain and otherwise complies with the provisions of its Bylaws. To be timely, eGain’s Bylaws provide that eGain must have received the stockholder’s notice not less than 50 days nor more than 75 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, eGain must receive the stockholder’s notice by the close of business on the 15th day after the earlier of the day eGain mailed notice of the annual meeting date or provided such public disclosure of the meeting date.

OTHER MATTERS

eGain knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

eGain has adopted a process for mailing the Annual Report and Proxy Statement called “householding,” which has been approved by the Securities and Exchange Commission. Householding means that stockholders who share the same last name and address will receive only one copy of the Annual Report and Proxy Statement, unless we receive contrary instructions from any stockholder at that address. eGain will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to Eric N. Smit, eGain Communications Corporation, 345 East Middlefield Road, Mountain View, California 94043 or by calling (650) 230-7500. Eligible stockholders of record receiving multiple copies of the Annual Report and Proxy Statement can request householding by contacting eGain in the same manner. eGain has undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of the Annual Report and Proxy Statement or you may request householding by notifying your broker, bank or nominee.

Current and prospective investors can also access free copies of our Form 10-K, proxy statement and other financial information on our Investor Relations section of our web site at http://www.egain.com/about_us/investors.asp.

ANNUAL REPORT ON FORM 10-K

A copy of eGain’s combined annual report to stockholders and Annual Report on Form 10-K for the fiscal year ended June 30, 2009 accompanies this proxy statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request to Chief Financial Officer, eGain Communications Corporation, 345 East Middlefield Road, Mountain View, California 94043.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

eGain’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 was filed with the Securities and Exchange Commission on September 28, 2009. The following portions of the Annual Report are incorporated in this proxy statement by reference:

•	Reports of Independent Registered Public Accounting Firm

•	Consolidated Balance Sheets

•	Consolidated Statements of Operations

•	Consolidated Statements of Stockholders’ (Deficit) Equity and Comprehensive Loss

•	Consolidated Statements of Cash Flows

•	Notes to Consolidated Financial Statements

•	Selected Financial Data

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

•	Quantitative and Qualitative Disclosure About Market Risk

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors,

Ashutosh Roy

Chief Executive Officer

October 20, 2009

Appendix A

eGAIN COMMUNICATIONS CORPORATION

2005 STOCK INCENTIVE PLAN

(As amended and restated on November     , 2009)

A-i

A-ii

A-iii

eGAIN COMMUNICATIONS CORPORATION

2005 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors effective March 11, 2005 (the “Effective Date”) and was subsequently amended and restated on                     , 2009. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS.

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “Change in Control” shall mean the occurrence of any of the following events:

(i) A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A) Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii) Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(iii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iv) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(i) above, the term “look-back” date shall mean the later of (1) the Effective Date or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (d)(ii)) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the Securities and Exchange Commission for the initial offering of Stock to the public.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(g) “Company” shall mean eGain Communications Corporation, a Delaware corporation.

(h) “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor or a member of the board of directors of a Parent or a Subsidiary who is not an Employee.

(i) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(l) “Fair Market Value” with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

(i) If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Sheets LLC;

(ii) If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

(iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(m) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(n) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(o) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(p) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(q) “Optionee” shall mean an individual or estate who holds an Option or SAR.

(r) “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.

(s) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(t) “Participant” shall mean an individual or estate who holds an Award.

(u) “Plan” shall mean this 2005 Stock Incentive Plan of eGain Communications Corporation, as amended from time to time.

(v) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(w) “Restricted Share” shall mean a Share awarded under the Plan.

(x) “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(y) “SAR” shall mean a stock appreciation right granted under the Plan.

(z) “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(aa) “Service” shall mean service as an Employee, Consultant or Outside Director.

(bb) “Share” shall mean one share of Stock, as adjusted in accordance with Section 11 (if applicable).

(cc) “Stock” shall mean the Common Stock of the Company.

(dd) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his Option.

(ee) “Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(ff) “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(gg) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board of Directors. In addition, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b) Committee for Non-Officer Grants. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. The Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Awards are to be granted under the Plan;

(v) To select the Offerees and Optionees;

(vi) To determine the number of Shares to be made subject to each Award;

(vii) To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(viii) To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(ix) To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(x) To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xi) To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement;

(xiii) To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

(a) General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.

(b) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(c) Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(d) Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. The aggregate number of Shares which may be issued under the Plan shall not exceed one million four hundred sixty thousand (1,460,000) Shares. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11. The number of Shares which are subject to Options or other rights outstanding at any time shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Award Limitation. Subject to the provisions of Section 11, no Participant may receive Options, SARs, Restricted Shares or Stock Units under the Plan in any calendar year that relate to more than 500,000 Shares, and no more than two times this amount in the first year of employment.

(c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

SECTION 6. RESTRICTED SHARES.

(a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option

Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in 4(b), and the Exercise Price of an NSO shall not be less 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, a Stock Option Agreement may specify that the exercise price of an NSO may vary in accordance with a predetermined formula. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h) Leaves of Absence. An Employee’s Service shall cease when such Employee ceases to be actively employed by, or a Consultant to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(i) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 11.

(j) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price, or in return for the grant of the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

(k) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(l) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Promissory Note. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(g) Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(h) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

SECTION 10. STOCK UNITS.

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11. ADJUSTMENT OF SHARES.

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii) The limitations set forth in Sections 5(a) and (b);

(iii) The number of Shares covered by each outstanding Option and SAR;

(iv) The Exercise Price under each outstanding Option and SAR; or

(v) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

(d) Reservation of Rights. Except as provided in this Section 11, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 12. DEFERRAL OF AWARDS.

(a) Committee Powers. The Committee (in its sole discretion) may permit or require a Participant to:

(i) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b) General Rules. A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

SECTION 13. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a) Effective Date. No provision of this Section 14 shall be effective unless and until the Board of Directors has determined to implement such provision.

(b) Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board of Directors. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 14 shall be filed with the Company on the prescribed form.

(c) Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board of Directors. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board of Directors.

SECTION 15. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 16. WITHHOLDING TAXES.

(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 17. OTHER PROVISIONS APPLICABLE TO AWARDS.

(a) Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 17(a) shall be void and unenforceable against the Company.

(b) Qualifying Performance Criteria. The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, or (p) market segment shares (“Qualifying Performance Criteria”). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. If applicable, the Committee shall determine the Qualifying Performance Criteria not later than the 90th day of the performance period, and shall determine and certify, for each Participant, the extent to which the Qualifying Performance Criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a Qualifying Performance Goal to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

SECTION 18. CALIFORNIA LAW COMPLIANCE.

Notwithstanding any provision in the Plan or a stock option or stock purchase agreement to the contrary, the provisions of this Section 18 shall apply to options or other rights to purchase Stock subject to the qualification requirements of the California Corporations Code (the “CCC”), but (i) only to the extent that the Company is required to rely on the provisions of Section 25102(o) of the CCC for an exemption from such qualification requirements, or (ii) until such time when the Plan is qualified under Section 25111 of the CCC:

(a) Option Term. The exercise period of an option shall be no more than 120 months from the date the option is granted.

(b) Transferability. The options and rights to purchase Stock shall be non-transferable other than by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the U.S. Securities Act of 1933, as amended (17 C.F.R. 230.701).

(c) Post-Termination Exercise. Unless employment is terminated for “cause” (as defined by applicable law, the terms of the Plan, an option agreement or a contract of employment), the right to exercise an option in the event of termination of employment, to the extent that the option recipient is otherwise entitled to exercise on the date employment terminates, will be as follows:

(i) At least 6 months from the date of termination if termination was caused by death or disability (meaning an inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment).

(ii) At least 30 days from the date of termination if termination was caused by other than death or disability.

(d) Stockholder Approval. The Company’s stockholders must approve the Plan within 12 months before or after the date the Plan is adopted. Any Stock purchased before stockholder approval is obtained must be rescinded if stockholder approval is not obtained within 12 months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is obtained.

(e) Adjustments. The Company will comply with Section 260.140.41(e) of the CCR with respect to the proportionate adjustment of the number of shares of Stock purchasable (and subject to repurchase) and the price thereof, in the event of a stock split, stock dividend, recapitalization or similar capital event affecting the Stock.

(f) General. Any provision of the Plan which is inconsistent with Section 25102(o) of the CCC, including without limitation any provision of the Plan that is more restrictive than would be permitted by Section 25102(o) as amended from time to time, shall, without further act or amendment by the Board, be reformed to comply with the provisions of Section 25102(o). If at any time the Board determines that the delivery of Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise an option or purchase shares of stock shall be suspended until the Board determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Stock under federal or state laws.

SECTION 19. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 20. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on March 11, 2015 and may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

SECTION 21. EXECUTION.

To record the adoption of the amended and restated Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

eGAIN COMMUNICATIONS CORPORATION

By

Name

Title

eGain®

Trusted by Leaders™

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MR A SAMPLE

DESIGNATION

(IF ANY)

ADD 1

ADD 2

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ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

For Withhold For Withhold For Withhold

01 - Ashutosh Roy*

02 - Gunjan Sinha*

03 - Mark A. Wolfson*

04 - David S. Scott*

05 - Phiroz P. Darukhanavala*

+

*To serve for the ensuing year until their successors are duly elected and qualified or until earlier death or resignation.

For Against Abstain For Against Abstain

2. Approve an amendment to eGain’s 2005 Stock Incentive Plan.

3. The Appointment of Burr, Pilger & Mayer LLP as independent registered public accounting firm.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

5 2 D V

0 2 3 4 2 3 1

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PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

eGain®

Trusted by Leaders™

Proxy — eGain Communications Corporation

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders, November 12, 2009 (see Proxy Statement for discussion of items)

The undersigned hereby appoints Ashutosh Roy and Eric Smit as proxy, with full power of substitution, to vote all shares of eGain Communications Corporation Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2009 Annual Meeting of Stockholders of eGain Communications Corporation, or any adjournment thereof.

The shares represented by this Proxy Card will be voted as specified above, but if no specification is made they will be voted FOR Items 1, 2 and 3 at the discretion of the proxies on any other matter that may properly come before the meeting.

Please sign, date and return promptly in the accompanying envelope.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE